SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 24, 2003
(To Prospectus dated June 24, 2003)

                                 CWMBS, INC.
                                  Depositor

                                 Countrywide
                               Home Loans, Inc.
                                    Seller

                     Countrywide Home Loans Servicing LP
                               Master Servicer

                   CHL Mortgage Pass-Through Trust 2003-29
                               ================

The Class PO
Certificates represent   The Class PO Certificates
obligations of the trust
only and do not          o    This supplement relates to the offering of the
represent an interest in      Class PO certificates of the series referenced
or obligation of              above. This supplement does not contain complete
CWMBS, Inc.,                  information about the offering of the Class PO
Countrywide Home              certificates.  Additional information is
Loans, Inc.,                  contained in the prospectus supplement dated
Countrywide Home              June 24, 2003, prepared in connection with the
Loans Servicing LP, or        offering of the offered certificates of the
any of their affiliates.      series referenced above, and in the prospectus of
                              the depositor dated June 24, 2003.  You are urged
This supplement may           to read this supplement, the prospectus
be used to offer and sell     supplement and the prospectus in full.
the offered certificates
only if accompanied by   o    As of May 25, 2004, the class certificate balance
the prospectus                of the Class PO certificates was approximately
supplement and the            $5,401,174.
prospectus.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.


July 23, 2004

                              THE MORTGAGE POOL

          As of June 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 826 Mortgage Loans having an aggregate Stated Principal Balance of approximately $397,362,703.

          The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                      As of
                                                                   June 1, 2004
                                                                   ============
Total Number of Mortgage Loans ....................................
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
        One Payment................................................       0.36%
        Two Payments...............................................       0.12%
        Three Payments or more (excluding pending foreclosures) ...       0.12%
        Total Delinquencies .......................................       0.60%
Foreclosures Pending ..............................................       0.00%
Total Delinquencies and foreclosures pending ......................       0.60%

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

          Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS

The Master Servicer

          Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003, and to approximately $46.487 billion at March 31, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                             At February 28 (29),                 At December 31,                   At March 31,
                                            =====================      =====================================      ===============
                                              2000         2001          2001           2002          2003             2004
                                            ========     ========      ========       ========      ========      ===============

Delinquent Mortgage Loans
  and Pending Foreclosures at
  Period End:
    30-59 days..........................       1.36%         1.61%         1.89%          2.11%         2.77%          2.71%
    60-89 days..........................       0.22          0.28          0.39           0.53          1.18           1.03
    90 days or more
        (excluding
        pending foreclosures)...........       0.16          0.14          0.23           0.35          1.45           1.45
           Total of
           delinquencies                       1.75%         2.03%         2.50%          2.99%         5.41%          5.19%
Foreclosures pending....................       0.16%         0.27%         0.31%          0.31%         1.39%          0.56%

Total delinquencies and
   foreclosures pending.................       1.91%         2.30%         2.82%          3.31%         6.80%          5.75%
Net Gains/(Losses) on
   liquidated loans(1)..................$(3,076,240)  $(2,988,604)  $(5,677,141)  $(10,788,657)  $(16,159,208)   $(1,780,173)
Percentage of Net
   Gains/(Losses)
   on liquidated loans(1)(2)............     (0.017)%      (0.014)%      (0.022)%       (0.032)%       (0.033)%       (0.004)%
Percentage of Net
   Gains/(Losses)
   on liquidated loans (based on
   average outstanding
   principal balance)(1)................     (0.017)%      (0.015)%      (0.023)%       (0.033)%       (0.034)%       (0.004)%

------------
(1)"Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2)Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS PO CERTIFICATES

          The following summaries describing certain provisions of the Class PO Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement, the Prospectus and the provisions of the Pooling and Servicing Agreement.

          The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

          As of June 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $5,401,174, evidencing a beneficial ownership interest of approximately 1.36% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $384,026,646 and evidenced in the aggregate a beneficial ownership interest of approximately 96.64% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $13,336,056, and evidenced in the aggregate a beneficial ownership interest of approximately 3.36% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

          The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

          Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $5,401,174 and (ii) the closing date of the sale of the Class PO Certificates is July 23, 2004. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

          The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 70.0%.

                                          Sensitivity of the
                              Principal Only Certificates to Prepayments
                                     (Pre-tax Yields to Maturity)

                                        Prepayment Assumption
                                 =================================
Class                             0%   100%   300%   400%    500%
=====                            ====  ====   ====   ====    ====
Class PO........................ 2.1%  3.8%   8.5%   11.0%   13.6%

          It is unlikely that all of the Mortgage Loans will have the characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

          The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underlying Mortgage Loans will prepay at a constant percentage of the Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the Prepayment Assumption, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions or Revised Structuring Assumptions.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                         Class PO
                                                       Percentage of
                                                the Prepayment Assumption
                                        ======================================
        Distribution Date               0%     100%     300%     400%     500%
======================================= ===    ====     ====     ====     ====

Initial................................ 100     100     100      100      100
July 2005 .............................. 99      95      87       84       80
July 2006 .............................. 97      88      71       63       56
July 2007 .............................. 95      81      57       47       38
July 2008 .............................. 94      75      46       35       26
July 2009 .............................. 92      69      37       26       18
July 2010 .............................. 90      63      30       19       12
July 2011 .............................. 88      58      24       14        8
July 2012 .............................. 85      53      19       11        6
July 2013 .............................. 83      49      15        8        4
July 2014 .............................. 81      45      12        6        3
July 2015 .............................. 78      41      10        4        2
July 2016 .............................. 75      37       8        3        1
July 2017 .............................. 72      33       6        2        1
July 2018 .............................. 69      30       5        2        1
July 2019 .............................. 66      27       4        1        0
July 2020 .............................. 63      24       3        1        0
July 2021 .............................. 59      21       2        1        0
July 2022 .............................. 55      19       2        0        0
July 2023 .............................. 51      16       1        0        0
July 2024 .............................. 47      14       1        0        0
July 2025 .............................. 43      12       1        0        0
July 2026 .............................. 38      10       1        0        0
July 2027 .............................. 34       8       0        0        0
July 2028 .............................. 29       7       0        0        0
July 2029 .............................. 23       5       0        0        0
July 2030 .............................. 18       4       0        0        0
July 2031 .............................. 12       2       0        0        0
July 2032 ..............................  6       1       0        0        0
July 2033 ..............................  0       0       0        0        0
Weighted Average Life
(in years)**...........................  18.0    10.4     4.9      3.8      3.1


--------------------------
* Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

          As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $4,080,083 and $100,000 and $4,080,083, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In General

          Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class PO Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

Certain U.S. Federal Income Tax Documentation Requirements

          A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. ent ity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for Non-U.S. Persons (W-8BEN). In general, Beneficial Owners of Certificates that are Non-U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Certificates are held through a Non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or Non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where Certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

          Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. The term "Non-U.S. Person" means any person other than a U.S. Person.

                                  OTHER TAXES

          No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

          All investors should consult their own tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                                    RATINGS

          The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

          Pursuant to a Placement Agency Agreement, dated as of July 23, 2004 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

     THE                                            Distribution Date:  6/25/04
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                  Countrywide Home Loans
           212-815-3236                  Mortgage Pass-Through Certificates
Associate: Monica Colon                               Series 2003-29
           212-815-6436

                Certificateholder Monthly Distribution Summary

     Class          Cusip          Class       Certificate      Beginning         Pass         Principal       Interest
                                Description       Rate           Balance         Through      Distribution   Distribution
                                                  Type                           Rate (%)
===========================================================================================================================
      A1          12669EUF1       Senior       Fix-30/360      389,236,752.18       5.500000   10,611,279.49   1,784,001.78
      PO          12669EUG9      Strip PO      Fix-30/360        5,420,289.96       0.000000       19,116.23           0.00
      AR          12669EUH7       Senior       Fix-30/360                0.00       5.500000            0.00           0.07
===========================================================================================================================
       M          12669EUJ3       Junior       Fix-30/360        6,428,375.80       5.500000        7,311.68      29,463.39
      B1          12669EUK0       Junior       Fix-30/360        2,719,697.46       5.500000        3,093.40      12,465.28
      B2          12669EUL8       Junior       Fix-30/360        1,483,471.34       5.500000        1,687.31       6,799.24
      B3          12669EVR4       Junior       Fix-30/360          988,980.89       5.500000        1,124.87       4,532.83
      B4          12669EVS2       Junior       Fix-30/360          741,735.67       5.500000          843.65       3,399.62
      B5          12669EVT0       Junior       Fix-30/360          988,981.05       5.500000        1,124.87       4,532.83
============================================================================================================================
    Totals                                                     408,008,284.35                  10,645,581.50   1,845,195.04



                Certificateholder Monthly Distribution Summary
     Class          Cusip         Total         Current        Ending         Cumulative
                              Distribution      Realized       Balance         Realized
                                                 Losses                         Losses
=========================================================================================
      A1          12669EUF1     12,395,281.27     0.00      378,625,472.69       0.00
      PO          12669EUG9         19,116.23     0.00        5,401,173.72       0.00
      AR          12669EUH7              0.07     0.00                0.00       0.00
=========================================================================================
       M          12669EUJ3         36,775.06     0.00        6,421,064.13       0.00
      B1          12669EUK0         15,558.68     0.00        2,716,604.05       0.00
      B2          12669EUL8          8,486.55     0.00        1,481,784.03       0.00
      B3          12669EVR4          5,657.70     0.00          987,856.02       0.00
      B4          12669EVS2          4,243.28     0.00          740,892.01       0.00
      B5          12669EVT0          5,657.70    -0.00          987,856.18       0.14
=========================================================================================

    Totals                      12,490,776.54     0.00      397,362,702.83       0.14


     THE                                            Distribution Date:  6/25/04
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                  Countrywide Home Loans
           212-815-3236                  Mortgage Pass-Through Certificates
Associate: Monica Colon                               Series 2003-29
           212-815-6436

                         Principal Distribution Detail

     Class        Cusip          Original         Beginning        Scheduled       Accretion       Unscheduled          Net
                               Certificate       Certificate       Principal       Principal        Principal        Principal
                                 Balance           Balance       Distribution                      Adjustments     Distribution
================================================================================================================================
      A1        12669EUF1     479,948,628.00   389,236,752.18    10,611,279.49       0.00             0.00       10,611,279.49
      PO        12669EUG9       6,551,271.84     5,420,289.96        19,116.23       0.00             0.00           19,116.23
      AR        12669EUH7             100.00             0.00             0.00       0.00             0.00                0.00
================================================================================================================================
       M        12669EUJ3       6,500,000.00     6,428,375.80         7,311.68       0.00             0.00            7,311.68
      B1        12669EUK0       2,750,000.00     2,719,697.46         3,093.40       0.00             0.00            3,093.40
      B2        12669EUL8       1,500,000.00     1,483,471.34         1,687.31       0.00             0.00            1,687.31
      B3        12669EVR4       1,000,000.00       988,980.89         1,124.87       0.00             0.00            1,124.87
      B4        12669EVS2         750,000.00       741,735.67           843.65       0.00             0.00              843.65
      B5        12669EVT0       1,000,000.16       988,981.05         1,124.87       0.00             0.00            1,124.87
================================================================================================================================
    Totals                    500,000,000.00   408,008,284.35    10,645,581.50       0.00             0.00       10,645,581.50


     Class       Cusip            Net           Current          Ending             Ending
                               Principal        Realized       Certificate        Certificate
                             Distribution        Losses          Balance            Factor
================================================================================================
      A1       12669EUF1    10,611,279.49         0.00      378,625,472.69        0.78888749879
      PO       12669EUG9        19,116.23         0.00        5,401,173.72        0.82444658905
      AR       12669EUH7             0.00         0.00                0.00        0.00000000000
================================================================================================
       M       12669EUJ3         7,311.68         0.00        6,421,064.13        0.98785601982
      B1       12669EUK0         3,093.40         0.00        2,716,604.05        0.98785601982
      B2       12669EUL8         1,687.31         0.00        1,481,784.03        0.98785601982
      B3       12669EVR4         1,124.87         0.00          987,856.02        0.98785601982
      B4       12669EVS2           843.65         0.00          740,892.01        0.98785601982
      B5       12669EVT0         1,124.87        -0.00          987,856.18        0.98785601982
================================================================================================
    Totals                  10,645,581.50         0.00      397,362,702.83


     THE                                            Distribution Date:  6/25/04
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                  Countrywide Home Loans
           212-815-3236                  Mortgage Pass-Through Certificates
Associate: Monica Colon                               Series 2003-29
           212-815-6436

                         Interest Distribution Detail

     Class       Beginning           Pass           Accrued      Cumulative      Deferred        Total
                Certificate         Through         Optimal        Unpaid        Interest      Interest
                  Balance           Rate (%)        Interest      Interest                        Due
===========================================================================================================
       A1     389,236,752.18       5.500000      1,784,001.78       0.00           0.00     1,784,001.78
       PO       5,420,289.96       0.000000              0.00       0.00           0.00             0.00
       AR               0.00       5.500000              0.00       0.00           0.00             0.00

       M        6,428,375.80       5.500000         29,463.39       0.00           0.00        29,463.39
       B1       2,719,697.46       5.500000         12,465.28       0.00           0.00        12,465.28
       B2       1,483,471.34       5.500000          6,799.24       0.00           0.00         6,799.24
       B3         988,980.89       5.500000          4,532.83       0.00           0.00         4,532.83
       B4         741,735.67       5.500000          3,399.62       0.00           0.00         3,399.62
       B5         988,981.05       5.500000          4,532.83       0.00           0.00         4,532.83
===========================================================================================================
     Totals   408,008,284.35                     1,845,194.97       0.00           0.00     1,845,194.97



     Class             Net            Unscheduled            Interest
                    Prepayment          Interest               Paid
                  Int Shortfall        Adjustment
======================================================================
       A1             0.00                0.00          1,784,001.78
       PO             0.00                0.00                  0.00
       AR             0.00                0.00                  0.07
======================================================================
       M              0.00                0.00             29,463.39
       B1             0.00                0.00             12,465.28
       B2             0.00                0.00              6,799.24
       B3             0.00                0.00              4,532.83
       B4             0.00                0.00              3,399.62
       B5             0.00                0.00              4,532.83
======================================================================
     Totals           0.00                0.00          1,845,195.04



     THE                                            Distribution Date:  6/25/04
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                  Countrywide Home Loans
           212-815-3236                  Mortgage Pass-Through Certificates
Associate: Monica Colon                               Series 2003-29
           212-815-6436

                          Current Payment Information
                              Factors per $1,000

      Class               Cusip                 Original            Beginning Cert.       Principal
                                              Certificate               Notional         Distribution
                                                Balance                 Balance
======================================================================================================
        A1              12669EUF1          479,948,628.00           810.996697296       22.109198503
        PO              12669EUG9            6,551,271.84           827.364531569        2.917942516
        AR              12669EUH7                  100.00             0.000000000        0.000000000
======================================================================================================
        M               12669EUJ3            6,500,000.00           988.980892972        1.124873151
        B1              12669EUK0            2,750,000.00           988.980892972        1.124873151
        B2              12669EUL8            1,500,000.00           988.980892972        1.124873151
        B3              12669EVR4            1,000,000.00           988.980892972        1.124873151
        B4              12669EVS2              750,000.00           988.980892972        1.124873151
        B5              12669EVT0            1,000,000.16           988.980892971        1.124873151
======================================================================================================
      Totals                               500,000,000.00           816.016568700       21.291163000
======================================================================================================


      Class               Cusip              Interest              Ending Cert.             Pass
                                           Distribution              Notional             Through
                                                                     Balance              Rate (%)
===================================================================================================
        A1              12669EUF1          3.717068196           788.887498793            5.500000
        PO              12669EUG9          0.000000000           824.446589052            0.000000
        AR              12669EUH7          0.745621848             0.000000000            5.500000
===================================================================================================
        M               12669EUJ3          4.532829093           987.856019821            5.500000
        B1              12669EUK0          4.532829093           987.856019821            5.500000
        B2              12669EUL8          4.532829093           987.856019821            5.500000
        B3              12669EVR4          4.532829093           987.856019821            5.500000
        B4              12669EVS2          4.532829093           987.856019821            5.500000
        B5              12669EVT0          4.532829093           987.856019822            5.500000
===================================================================================================
      Totals                               3.690390080           794.725405660
===================================================================================================


     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                  Countrywide Home Loans
           212-815-3236                  Mortgage Pass-Through Certificates
Associate: Monica Colon                               Series 2003-29
           212-815-6436

Pool Level Data

Distribution Date                                                                                          6/25/04
Cut-off Date                                                                                               6/ 1/03
Determination Date                                                                                         6/ 1/04
Accrual Period 30/360                                 Begin                                                5/ 1/04
                                                      End                                                  6/ 1/04
Number of Days in 30/360 Accrual Period                                                                         30



                            Collateral Information

Group 1
=======
Cut-Off Date Balance                                                                                500,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                   408,008,284.35
Ending Aggregate Pool Stated Principal Balance                                                      397,362,702.84

Beginning Aggregate Certificate Stated Principal Balance                                            408,008,284.35
Ending Aggregate Certificate Stated Principal Balance                                               397,362,702.84

Beginning Aggregate Loan Count                                                                                 846
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                 20
Ending Aggregate Loan Count                                                                                    826

Beginning Weighted Average Loan Rate (WAC)                                                               5.781837%
Ending Weighted Average Loan Rate (WAC)                                                                  5.778688%

Beginning Net Weighted Average Loan Rate                                                                 5.426934%
Ending Net Weighted Average Loan Rate                                                                    5.425241%

Weighted Average Maturity (WAM) (Months)                                                                       344

Servicer Advances                                                                                        16,044.73

Aggregate Pool Prepayment                                                                            10,181,189.74
Pool Prepayment Rate                                                                                   26.1837 CPR


     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                  Countrywide Home Loans
           212-815-3236                  Mortgage Pass-Through Certificates
Associate: Monica Colon                               Series 2003-29
           212-815-6436



                            Certificate Information

Group 1
=======
Senior Percentage                                                                                 96.6836462085%
Senior Prepayment Percentage                                                                     100.0000000000%

Subordinate Percentage                                                                             3.3163537915%
Subordinate Prepayment Percentage                                                                  0.0000000000%



Certificate Account

Beginning Balance                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                 12,570,752.53
Liquidation Proceeds                                                                                        0.00
All Other Proceeds                                                                                          0.00
Other Amounts                                                                                               0.00

Total Deposits                                                                                     12,570,752.53



Withdrawals
Reimbursement of Servicer Advances                                                                          0.00
Payment of Master Servicer Fees                                                                        76,915.91
Payment of Sub Servicer Fees                                                                           32,607.86
Payment of Other Fees                                                                                   3,060.06
Payment of Insurance Premium(s)                                                                             0.00
Payment of Personal Mortgage Insurance                                                                      0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                            0.00
Payment of Principal and Interest                                                                  12,490,776.56
                                                                                                   =============
Total Withdrawals                                                                                  12,603,360.39

Ending Balance                                                                                              0.00



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                               8,085.82
Compensation for Gross PPIS from Servicing Fees                                                         8,085.82
Other Gross PPIS Compensation                                                                               0.00

                                    Page 2



     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                  Countrywide Home Loans
           212-815-3236                  Mortgage Pass-Through Certificates
Associate: Monica Colon                               Series 2003-29
           212-815-6436

Total Net PPIS (Non-Supported PPIS)                                                                                           0.00



Master Servicing Fees Paid                                                                                               76,915.91
Personal Mortgage Insurance Fees Paid                                                                                         0.00
Other Fees Paid                                                                                                           3,060.06
                                                                                                                         =========
Total Fees                                                                                                               79,975.97



                                Delinquency Information
                                =======================

Group 1
=======

Delinquency                                        One Payment           Two Payments       Three+ Payments             Totals
-----------                                        -----------           ------------       ---------------             ------
Scheduled Principal Balance                       1,796,293.69             502,295.90            384,713.00       2,683,302.59
Percentage of Total Pool Balance                     0.452054%              0.126407%             0.096817%          0.675278%
Number of Loans                                              3                      1                     1                  5
Percentage of Total Loans                            0.363196%              0.121065%             0.121065%          0.605327%

Foreclosure
Scheduled Principal Balance                              0.00                   0.00                  0.00               0.00
Percentage of Total Pool Balance                    0.000000%              0.000000%             0.000000%          0.000000%
Number of Loans                                             0                      0                     0                  0
Percentage of Total Loans                           0.000000%              0.000000%             0.000000%          0.000000%

Bankruptcy
----------
Scheduled Principal Balance                              0.00                   0.00                  0.00               0.00
Percentage of Total Pool Balance                    0.000000%              0.000000%             0.000000%          0.000000%
Number of Loans                                             0                      0                     0                  0
Percentage of Total Loans                           0.000000%              0.000000%             0.000000%          0.000000%

REO
---
Scheduled Principal Balance                              0.00                   0.00                  0.00               0.00
Percentage of Total Pool Balance                    0.000000%              0.000000%             0.000000%          0.000000%
Number of Loans                                             0                      0                     0                  0



                                    Page 3



     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                  Countrywide Home Loans
           212-815-3236                  Mortgage Pass-Through Certificates
Associate: Monica Colon                               Series 2003-29
           212-815-6436


REO
----

Percentage of Total Loans                           0.000000%              0.000000%             0.000000%          0.000000%

Book Value of all REO Loans                                                                                              0.00
Percentage of Total Pool Balance                                                                                    0.000000%

Current Realized Losses                                                                                                  0.00
Additional Gains (Recoveries)/Losses                                                                                     0.00
Total Realized Losses                                                                                                    0.00



                 Subordination/Credit Enhancement Information
                 ============================================


Protection                                                                                        Original            Current
==========                                                                                         ========            =======
Bankruptcy Loss                                                                                  100,000.00         100,000.00
Bankruptcy Percentage                                                                             0.020000%          0.025166%
Credit/Fraud Loss                                                                              5,000,000.00       4,080,082.84
Credit/Fraud Loss Percentage                                                                      1.000000%          1.026791%
Special Hazard Loss                                                                            5,158,500.00       4,080,082.84
Special Hazard Loss Percentage                                                                    1.031700%          1.026791%

Credit Support                                                                                     Original            Current
==============                                                                                     ========            =======

Class A                                                                                      486,499,999.84     384,026,646.41
Class A Percentage                                                                               97.300000%         96.643858%

Class M                                                                                        6,500,000.00       6,421,064.13
Class M Percentage                                                                                1.300000%          1.615920%

Class B1                                                                                       2,750,000.00       2,716,604.05
Class B1 Percentage                                                                               0.550000%          0.683659%

Class B2                                                                                       1,500,000.00       1,481,784.03
Class B2 Percentage                                                                               0.300000%          0.372905%

Class B3                                                                                       1,000,000.00         987,856.02
Class B3 Percentage                                                                               0.200000%          0.248603%

Class B4                                                                                         750,000.00         740,892.01
Class B4 Percentage                                                                               0.150000%          0.186452%

     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                  Countrywide Home Loans
           212-815-3236                  Mortgage Pass-Through Certificates
Associate: Monica Colon                               Series 2003-29
           212-815-6436


Credit Support                                                                                       Original              Current
==============                                                                                       ========              =======
Class B5                                                                                         1,000,000.16          987,856.18
Class B5 Percentage                                                                                 0.200000%           0.248603%


                                  EXHIBIT 2

                                  [Attached]

                        Number of             Aggregate             Percent of
                        Mortgage          Principal Balance          Mortgage
Mortgage Rate (%)         Loans              Outstanding               Pool
=================       =========         =================         ===========

5.125                         1              $ 374,986.39             0.09%
5.250                         4              1,806,181.92              0.45
5.375                        29             14,221,475.37              3.58
5.500                        97             47,750,320.81             12.02
5.625                       154             72,549,836.48             18.26
5.735                         1                338,421.54              0.09
5.750                       220            110,131,961.32             27.72
5.850                         1                346,087.93              0.09
5.860                         1                466,646.51              0.12
5.875                       155             74,261,188.87             18.69
6.000                        88             39,990,389.78             10.06
6.100                         1                339,185.98              0.09
6.125                        30             13,914,241.73              3.50
6.250                        22             10,537,784.28              2.65
6.375                        11              5,160,910.82              1.30
6.500                         6              2,729,299.94              0.69
6.750                         1                627,817.51              0.16
6.875                         2                845,113.83              0.21
7.125                         1                574,723.32              0.14
7.250                         1                396,128.51              0.10
                          =======        ================          =========
       Total                826          $ 397,362,702.84           100.00%


----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans (as so adjusted) is approximately 5.777% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans is approximately 5.779% per annum.

                 Current Mortgage Loan Principal Balances(1)

Range of                               Number of         Aggregate        Percent of
Current Mortgage                        Mortgage     Principal Balance      Mortgage
Loan Principal Balances($)               Loans          Outstanding          Pool
==========================             =========     =================    ==========

  150,000.01 to     200,000.00             1        $    174,599.00          0.04%
  200,000.01 to     250,000.00             2             457,348.66          0.12
  250,000.01 to     300,000.00             2             554,418.16          0.14
  300,000.01 to     350,000.00            80          27,006,113.40          6.80
  350,000.01 to     400,000.00            224         84,657,138.67         21.30
  400,000.01 to     450,000.00            125         53,342,570.52         13.42
  450,000.01 to     500,000.00            117         55,277,240.23         13.91
  500,000.01 to     550,000.00            84          44,133,735.77         11.11
  550,000.01 to     600,000.00            56          32,301,380.95          8.13
  600,000.01 to     650,000.00            56          35,286,218.08          8.88
  650,000.01 to     700,000.00            17          11,523,626.34          2.90
  700,000.01 to     750,000.00            17          12,369,072.99          3.11
  750,000.01 to   1,000,000.00            43          37,800,461.52          9.51
1,000,000.01 to   1,500,000.00             2           2,478,778.55          0.62
                                        =====       ================    ==========
Total                                    826        $397,362,702.84       100.00%
                                        =====       ================    ==========

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans is approximately $481,069.


                            FICO Credit Scores(1)


                                       Number of         Aggregate        Percent of
Range of                                Mortgage     Principal Balance      Mortgage
FICO Credit Scores                       Loans          Outstanding          Pool
==================                     =========     =================    ==========

800 and above .........................    16        $   8,014,886.82       2.02%
641-660................................     3            1,750,334.99       0.44
661-680................................    33           17,313,039.28       4.36
681-700................................    47           22,601,328.54       5.69
701-720................................   136           64,508,736.73      16.23
721-740................................   153           72,712,570.66      18.30
741-760................................   176           88,173,513.67      22.19
761-780................................   166           78,148,004.29      19.67
781-800................................    96           44,140,287.86      11.11
                                       =========     =================    ==========
     Total.............................   826        $ 397,362,702.84     100.00%

______________
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans is approximately 742.

                   Documentation Program for Mortgage Loans

                                Number of      Aggregate        Percent of
                                Mortgage    Principal Balance    Mortgage
Type of Program                   Loans        Outstanding         Pool
===============                 =========   =================   ==========
CLUES ..........................    13       $ 5,141,437.36        1.29%
Full/Alternative................   289       142,232,748.24        35.79
Preferred ......................   481       229,177,664.02        57.67
Streamlined.....................    43        20,810,853.22         5.24
                                =========   =================   ==========
   Total........................   826     $ 397,362,702.84      100.00%
                                =========   =================   ==========


                     Original Loan-to-Value Ratios(1)(2)

                                        Number of       Aggregate        Percent of
Range of                                Mortgage      Principal Balance    Mortgage
Original Loan-to-Value Ratios (%)         Loans        Outstanding         Pool
================================        =========     =================  ==========
50.00 and below....................        73          $ 37,034,475.85     9.32%
50.01 to 55.00.....................        44          $ 23,195,125.00     5.84
55.01 to 60.00.....................        52          $ 26,533,062.59     6.68
60.01 to 65.00.....................        60          $ 27,501,522.31     6.92
65.01 to 70.00.....................       109          $ 54,027,745.09    13.60
70.01 to 75.00.....................       134          $ 62,739,522.57    15.79
75.01 to 80.00.....................       333          $158,286,928.07    39.83
80.01 to 85.00.....................         3          $  1,453,069.72     0.37
85.01 to 90.00.....................         6          $  2,321,378.26     0.58
90.01 to 95.00.....................        11          $  3,937,642.79     0.99
95.01 to 100.00 ...................         1               332,230.59     0.08
                                        =========     =================  =========
   Total...........................       826          $397,362,702.84    100.00%

---------
(1) The weighted average original Loan-to-Value Ratio of the mortgage loans is approximately 69.02%.
(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.


                                      State Distribution of Mortgaged Properties(1)

                                  Number of               Aggregate             Percent of
                                   Mortgage            Principal Balance         Mortgage
State                               Loans                 Outstanding             Pool
-----                            -------------     ----------------------      ---------------
California......................      385            $185,066,170.56                46.57%
Colorado........................       40              18,485,972.11                 4.65
Florida.........................       19               9,521,669.49                 2.40
Illinois........................       25              12,519,517.65                 3.15
Massachusetts...................       25              12,139,844.90                 3.06
New Jersey......................       37              16,860,800.61                 4.24
New York........................       33              15,935,605.54                 4.01
Washington......................       21               9,928,474.69                 2.50
Other (less than 2%)............      241             116,904,647.29                29.42
                                 ------------       --------------------       ---------------
   Total........................      826           $ 397,362,702.84               100.00%
                                 ============       ====================       ===============

-----------
(1) The Other row in the preceding table includes 35 other states with under 2%
    concentrations individually. No more than approximately 0.96% of the mortgage Loans will be secured by mortgaged properties located in any one postal zip code area.


                            Purpose of Mortgage Loans

                                  Number of               Aggregate             Percent of
                                   Mortgage            Principal Balance         Mortgage
Loan Purpose                        Loans                 Outstanding             Pool
------------                    -------------     ----------------------      ---------------
Refinance (cash-out)...........       130           $  59,412,381.47                14.95%
Purchase.......................       256             120,854,240.37                30.41
Refinance (rate/term)..........       440             217,096,081.00                54.63
                                -------------     ----------------------      ---------------
   Total.......................       826           $ 397,362,702.84               100.00%
                                =============     ======================      ===============


                          Type of Mortgaged Properties


                                  Number of               Aggregate             Percent of
                                   Mortgage            Principal Balance         Mortgage
Property Type                       Loans                 Outstanding             Pool
--------------                  -------------     ----------------------      ---------------
2-4 Family Residence...........         5           $   2,603,174.30                 0.66%
High-rise Condominium..........         2               1,068,061.00                 0.27
Low-rise Condominium...........        30              14,520,949.47                 3.65
Planned Unit Development.......       195              94,067,580.07                23.67
Single Family Residence........       594             285,102,938.00                71.75
                                -------------     ----------------------      ---------------
   Total.......................       826           $ 397,362,702.84               100.00%
                                =============     ======================      ================



                                       4


                               Occupancy Tupes(1)


                                  Number of               Aggregate             Percent of
                                   Mortgage            Principal Balance         Mortgage
Occupancy Type                      Loans                 Outstanding             Pool
--------------                  -------------     ----------------------      ---------------
Investment Property............         3           $   1,395,743.32                 0.35%
Owner Occupied.................       800             385,033,237.95                96.90
Secondary Residence............        23              10,933,721.57                 2.75
                                -------------     ----------------------      ---------------
   Total.......................       826           $ 397,362,702.84               100.00%
                                =============     ======================      ===============


----------
(1) Based upon representations of the related borrowers at the time of origination.


                      Remaining Terms to Maturity(1)


                                  Number of               Aggregate             Percent of
Remaining Term to                 Mortgage            Principal Balance         Mortgage
Maturity (Months)                  Loans                 Outstanding             Pool
-----------------               -------------     ----------------------      ---------------
360..........................         762           $ 367,434,187.53                92.47%
359..........................          31           $  14,256,710.32                 3.59
358..........................           2           $     837,925.98                 0.21
353..........................           1           $     487,244.42                 0.12
344..........................           1           $     527,175.96                 0.13
300..........................           5           $   2,324,461.46                 0.58
240..........................          15           $   6,907,844.86                 1.74
239..........................           6           $   2,926,860.49                 0.74
238..........................           3               1,660,291.82                 0.42
                                -------------     ----------------------      ---------------
   Total.....................         826           $ 397,362,702.84               100.00%
                                =============     ======================      ================

------------
(1)  As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans is approximately 356 months.



                                       5
